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                                                                    EXHIBIT 10.8
                               ENDWAVE CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                                    OFFERING

                        ADOPTED __________________, 2000

1.       GRANT OF RIGHTS.

         (a) The Board of Directors of Endwave Corporation (the "Company"), pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). The first Offering shall begin simultaneously with the effectiveness of the Company's registration statement under the Securities Act of 1933 with respect to the initial public offering of the Company's Common Stock and end on [___________], 2002 (the "Initial Offering"). Thereafter, Offerings shall begin on each [___________] and [___________] and each such Offering shall end on the day prior to the second anniversary of its Offering Date. The first day of an Offering is that Offering's "Offering Date." If a scheduled Offering Date falls on a day on which the Common Stock is not actively traded, then the Offering Date shall be the next succeeding day on which the Common Stock is actively traded.

         (b) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(d) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (i) the Board of Directors (or such Committee) determines that such Offering shall not occur or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

         (c) Notwithstanding anything to the contrary, in the event that the fair market value of a share of Common Stock on any Purchase Date during an Offering is less than the fair market value of a share of Common Stock on the Offering Date of such Offering, then, following the purchase of Common Stock on such Purchase Date: (i) the Offering shall terminate and (ii) all participants in the just-terminated Offering shall automatically be enrolled in the new Offering that shall commence on the day following the Purchase Date on the same terms on which such participants were enrolled in the terminated Offering.

2.       ELIGIBLE EMPLOYEES.

         Except as described below, all employees of the Company shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering (each, an "Eligible Employee"); PROVIDED, HOWEVER, that each Eligible Employee may participate in only one Offering at any given time. The following employees shall NOT be Eligible Employees or be granted rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than twenty (20) hours per week or less than five (5) months per calendar year, and (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 6(c) of the Plan.

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         Each person who first becomes an Eligible Employee during any Offering shall be granted a right to purchase Common Stock under such Offering on the next [___________] or [___________] during such Offering, which right shall thereafter be deemed to be a part of such Offering. Such right shall have the same characteristics as any rights originally granted under the Offering except that:

         (a) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; and

         (b) the Offering for such right shall begin on its Offering Date and end coincident with the ongoing Offering.

3.       RIGHTS.

         (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Participant's Earnings (as defined below) paid during the period of such Offering.

         (b) The maximum number of shares that may be purchased by an eligible employee on a Purchase Date shall not exceed [______________________________ (__________)] shares. The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

         (c) Notwithstanding the foregoing, no employee shall be granted an option under the Plan which permits such employee's right to purchase stock under this Plan and all other employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.       PURCHASE PRICE.

         The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date.

5.       PARTICIPATION.

(A) Except as otherwise provided herein or in the Plan, an Eligible Employee may elect to participate in an Offering only as of (i) the beginning of the Offering, (ii) the first [___________] to occur during the Offering if the Offering began on a [___________], (iii) the first [___________] to occur during the Offering if the Offering began on a [___________] or (iv) the day after any Purchase Date during the Offering. An Eligible Employee shall become a

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participant in the Plan by delivering an agreement authorizing payroll deductions. Such deductions shall be made each pay period and must be in whole percentages not to exceed fifteen percent (15%) of Earnings (as defined below). The agreement shall be made on such enrollment form as the Company or a designated Affiliate provides and must be delivered to the Company or designated Affiliate before the Offering Date to be effective for such Offering, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering Date. For the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees. A participant may not make additional contributions under the Plan.

         (b) A participant may increase or reduce (including to zero) his or her participation level as of any [___________] or [___________] during an Offering. Any such change in participation shall be made by delivering a notice to the Company or a designated Affiliate in such form and at such time as the Company provides. In addition, a participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the Participant on any prior Purchase Dates), without interest, at any time prior to the end of the Offering, excluding the fifteen (15) day period immediately preceding the Purchase Date, by delivering a withdrawal notice to the Company or designated Affiliate in such form as the Company of designated Affiliate provides. A participant who has withdrawn from an Offering shall not again participate in such Offering but may participate in subsequent Offerings under the Plan by submitting a new participation agreement in accordance with the terms thereof.

         (c) For the Initial Offering and subsequent Offerings hereunder, "Earnings" means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

6.       PURCHASES.

         Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as [__________], and each [__________] and [__________] thereafter. If a scheduled Purchase Date falls on a day on which the Common Stock is not actively traded, then the Purchase Date shall be the nearest prior day on which the Common Stock is actively traded.

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7.       NOTICES.

         Any notices or agreements provided for in the Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8.       EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

9.       OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

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